UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2022

InVivo Therapeutics Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Kendall Square, Suite B14402

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 863-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	NVIV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering and Private Placement

Securities Purchase Agreements

On October 7, 2022, InVivo Therapeutics Holdings Corp. (the “Company”) entered into two securities purchase agreements in connection with a concurrent registered direct offering and private placement:

●	a securities purchase agreement (the “RDO Securities Purchase Agreement”) with the investor signatory thereto (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser: (i) in a registered direct offering priced at-the-market under Nasdaq rules (the “Registered Direct Offering”), 154,000 shares of the Company’s common stock (the “Registered Shares”) for a purchase price of $5.25 per Registered Share and associated Preferred Investment Option (as such term is defined below), and pre-funded warrants to purchase up to 369,810 shares of the Company’s common stock (the “Registered Pre-Funded Warrants”), for a purchase price of $5.2499 per Registered Pre-Funded Warrant and associated Preferred Investment Option, and (ii) in a concurrent private placement, preferred investment options (the “Preferred Investment Options”) to purchase up to 523,810 shares of the Company’s common stock.

●	a securities purchase agreement (the “PIPE Securities Purchase Agreement” and together with the RDO Securities Purchase Agreement, the “Securities Purchase Agreements”) with the Purchaser, pursuant to which the Company agreed to issue and sell to the Purchaser, in a private placement priced at-the-market under Nasdaq rules (the “Private Placement” and together with the Registered Direct Offering, the “Offerings”), (i) pre-funded warrants to purchase up to 1,190,476 shares of the Company’s common stock (the “Unregistered Pre-Funded Warrants” and together with the Registered Pre-Funded Warrants, the “Pre-Funded Warrants”) , for a purchase price of $5.2499 per Unregistered Pre-Funded Warrant and associated Preferred Investment Option, and (ii) Preferred Investment Options to purchase up to 1,190,476 shares of the Company’s common stock.

The Company expects to receive aggregate gross proceeds from the Offerings of approximately $9.0 million, before deducting placement agent fees and offering expenses, and excluding the exercise of any Preferred Investment Options. The Offerings are expected to close concurrently on or about October 11, 2022, subject to the satisfaction of customary closing conditions.

The Pre-Funded Warrants sold in the Offerings will be exercisable immediately upon issuance at an exercise price of $0.0001 per share and have no expiration date. The Preferred Investment Options sold in the Offerings will be exercisable immediately upon issuance at an exercise price of $5.05 per share and expire five and one-half years from the date of issuance.

The Pre-Funded Warrants and the Preferred Investment Options to be issued to the Purchaser in the Offerings provide that (i) the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of the Company’s common stock beneficially owned by the holder (together with its affiliates) would exceed (x) with respect to the Pre-Funded Warrants, 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise and (y) with respect to the Preferred Investment Options, 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Pre-Funded Warrants or Preferred Investment Option, which percentage may be changed at the holder’s election to a lower percentage upon 61 days’ notice to the Company subject to the terms of such warrants or Preferred Investment Options, and (ii) such Pre-Funded Warrants or Preferred Investment Option may not be exercised to the extent that such exercise would result in the holder and its affiliates and any other persons whose beneficial ownership of the Company’s common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including any “group” of which the holder is a member, beneficially owning more than 9.99%, of the outstanding common stock or outstanding voting power of the Company (including shares of common stock issuable upon exercise of the Pre-Funded Warrants and Preferred Investment Options held by them). In addition, in certain circumstances, upon a fundamental transaction, the holder of Preferred Investment Options will have the right to require the Company to repurchase such Preferred Investment Options at their fair value using the Black Scholes option pricing formula, subject to certain limitations.

Pursuant to an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), dated as of August 31, 2022, the Company will pay Wainwright a cash fee of approximately $675,000, which represents 7.5% of the gross proceeds of the Offerings, a management fee of approximately $90,000, which represents 1.0% of the gross proceeds of the Offerings, and $85,000 for non-accountable expenses and clearing expenses in the amount of $15,950. In addition, Wainwright (or its designees) will also receive placement agent preferred investment options on substantially the same terms as the Preferred Investment Options issued to the Purchaser in the Offerings in an amount equal to 6.5% of the aggregate number of Registered Shares and Pre-Funded Warrants sold in the Offerings, or 111,429 shares of common stock, at an exercise price of $6.5625 per share and a term expiring on October 11, 2027 (the “Placement Agent Warrants”).

The Registered Shares and Registered Pre-Funded Warrants are being issued pursuant to an effective registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (“SEC”) on October 28, 2019 (File No. 333-234353) and became effective on November 14, 2019, and a base prospectus and prospectus supplement thereunder.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchaser, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

Registration Rights Agreement

On October 7, 2022 (the “Agreement Date”), in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which the Company agreed to register for resale the shares of the Company’s common stock issuable upon exercise of the Unregistered Pre-Funded Warrants and the Preferred Investment Options (collectively, the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement on Form S-1 covering the resale by the Purchaser of the Registrable Securities with the Securities and Exchange Commission (the “SEC”) within 30 days following the Agreement Date. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the date the Registrable Securities covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event that the Company fails to register the Registrable Securities as set forth in the Registration Rights Agreement, subject to certain limitations, the Company will be obligated to pay liquidated damages to the Purchaser, which shall not exceed 10.0% of the aggregate amount invested by the Purchaser in the Registrable Securities then held by the Purchaser. The Registration Rights Agreement contains customary indemnification rights for the Company and the Purchaser.

Warrant Amendments

Concurrent with the Offerings, the Company entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Purchaser. Under the Warrant Amendment Agreement, the Company agreed to amend certain existing warrants to purchase up to 80,139 shares of common stock that were previously issued to the Purchaser in March 2020, April 2020 and October 2020, with exercise prices of $68.75, $40.50 and $20.00 per share, respectively (the “Existing Warrants”), in consideration for the purchase of the Registered Shares, Pre-Funded Warrants and Preferred Investment Options in the Offerings. Under the Warrant Amendment Agreement, the Company agreed to (i) lower the exercise price of such Existing Warrant to $5.05 per share and (ii) extend the original expiration date of such Existing Warrant to five and one-half years following the closing of the Offerings. The amendment of the Existing Warrants pursuant to the Warrant Amendment Agreement is subject to the consummation of the Offerings and the Purchaser’s satisfaction of its purchase commitment.

The representations, warranties and covenants contained in the Securities Purchase Agreements, the Pre-Funded Warrants, the Preferred Investment Options and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Securities Purchase Agreements, the Pre-Funded Warrants, the Preferred Investment Options and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Registered Pre-Funded Warrant, the Unregistered Pre-Funded Warrant, the Preferred Investment Option, the RDO Securities Purchase Agreement, the PIPE Securities Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1,10.2 and 10.3 hereto, respectively, and incorporated by reference herein. On October 7, 2022, the Company also issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

A copy of the legal opinion of Ballard Spahr, LLP relating to the Registered Shares and Registered Pre-Funded Warrants is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement, the concurrent private placement of Preferred Investment Options, and the issuance of the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchaser and Wainwright in the Securities Purchase Agreements, in the Preferred Investment Options and in the Placement Agent Warrants, as applicable, the offering and sale of the Unregistered Pre-Funded Warrants, the Preferred Investment Options and the Placement Agent Warrants is exempt from registration under Section 4(a)(2) of the Securities Act. The sales of the Unregistered Pre-Funded Warrants, the Preferred Investment Options and the Placement Agent Warrants by the Company will not be registered under the Securities Act or any state securities laws and the Unregistered Pre-Funded Warrants, Preferred Investment Options and the Placement Agent Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities does not involve a public offering and is made without general solicitation or general advertising. Each of the Purchaser and Wainwright (or its designees) represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Unregistered Pre-Funded Warrants, the Preferred Investment Options or the Placement Agent Warrants, as applicable, for investment purposes only and not with a view to any resale, distribution or other disposition of the Unregistered Pre-Funded Warrants, the Preferred Investment Options or the Placement Agent Warrants in violation of the United States federal securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Registered Pre-Funded Warrant
4.2	Form of Unregistered Pre-Funded Warrant
4.3	Form of Preferred Investment Option
4.4	Form of Placement Agent Preferred Investment Option
5.1	Opinion of Ballard Spahr, LLP
10.1	Form of RDO Securities Purchase Agreement, dated as of October 7, 2022, by and between the Company and the purchasers named therein
10.2	Form of PIPE Securities Purchase Agreement, dated as of October 7, 2022, by and between the Company and the purchasers named therein
10.3	Form of Registration Rights Agreement, dated as of October 7, 2022, by and between the Company and the purchasers named therein
23.1	Consent of Ballard Spahr, LLP (included in Exhibit 5.1)
99.1	Press Release, dated October 7, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: October 11, 2022	By:	/s/ Richard Toselli
Richard Toselli
Chief Executive Officer